BROKER-DEALER DISTRIBUTION AND SERVICING AGREEMENT

         This BROKER-DEALER DISTRIBUTION AND SERVICING AGREEMENT dated as of June 6, 2005 is made by and between MONY LIFE INSURANCE COMPANY ("MONY Life") and AXA ADVISORS, LLC ("Broker-Dealer").

         WHEREAS, Broker-Dealer is a broker-dealer registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, Broker-Dealer is a principal underwriter of EQ Advisors Trust and AXA Premier VIP Trust (collectively, "Trusts"), series mutual funds registered under the Investment Company Act of 1940 ("1940 Act");

         WHEREAS, MONY Life issues certain life insurance and annuity products ("Variable Products") whose net premiums or considerations are allocated in whole or in part to MONY Life separate accounts ("Separate Accounts") for investment in the Trusts;

         WHEREAS, units of interest in the Separate Accounts are registered under the Securities Act of 1933 ("1933 Act") to the extent such registration is required;

         WHEREAS, MONY Life has authorized AXA Network, LLC and its affiliates (collectively, "AXA Network") to sell and service certain life insurance andS annuity products issued by MONY, including the Variable Products, through agents who are associated with AXA Network ("AXA Network Agents"), in accordance with all insurance laws and regulations of every state and other jurisdiction in which it conducts business (the "Insurance Laws");

         WHEREAS, AXA Network is licensed, to the extent such licensing is required, as an insurance agent in all states and other jurisdictions in which its conducts business, but is not registered as a broker-dealer and is not a member of the NASD;


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         WHEREAS, MONY Life has designated Broker-Dealer as a principal underwriter of the Variable Products pursuant to the 1934 Act and desires to engage Broker-Dealer to assume responsibility for compliance with broker-dealer requirements under federal and any applicable state or foreign securities laws and the NASD Rules of Fair Practice with respect to the offering of the Variable Products through AXA Network (collectively, "Securities Laws"), and Broker-Dealer desires to assume such responsibilities;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.
               Securities Law Responsibility for Variable Products

         ss.1.1 MONY Life hereby authorizes Broker-Dealer to act, and Broker-Dealer agrees to serve, as broker-dealer in connection with the offering of Variable Products by AXA Network and AXA Network Agents to the extent provided in this Agreement. Broker-Dealer shall be fully responsible for carrying out all compliance and supervisory obligations in connection with the offering of Variable Products by AXA Network and AXA Network Agents as required by the Securities Laws.

         ss.1.2 Without limiting the generality of Section 1.1, Broker-Dealer agrees that it shall be fully responsible for:

                  (A) Requiring that each AXA Network Agent who is authorized to offer and sell the Variable Products is registered as a representative of Broker-Dealer and is appropriately registered or otherwise qualified to offer and sell the Variable Products under the Securities Laws;

                  (B) Training, supervising and directing AXA Network Agents for purposes of complying on a continuous basis with the Securities Laws. In connection with the foregoing, Broker-Dealer shall:

                           (i) Establish and implement reasonable written
procedures which provide for diligent supervision of sales practices of AXA Network Agents in accordance with the Securities Laws;


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                           (ii) Require that AXA Network Agents shall recommend
the purchase of Variable Products only upon reasonable grounds to believe that the purchase is suitable for each prospective purchaser in accordance with the Securities Laws, and verify their compliance with such requirement; and

                           (iii) Impose disciplinary measures on the AXA Network
Agents who fail to comply with the Securities Laws in connection with the offering of Variable Products.

                  (C) Oversee compliance with the Securities Laws by all persons engaged directly or indirectly in operations of Broker-Dealer, MONY Life and/or AXA Network related to the offer or sale of the Variable Products, each of whom shall be considered a "person associated" with Broker-Dealer, as defined in
Section 3(a)(18) of the 1934 Act. Broker-Dealer shall have full responsibility for each such person with regard to his or her training, supervision and control under the Securities Laws, as contemplated by Section 15 of the 1934 Act, and, in that connection, shall have the authority to require that disciplinary action be taken with respect to such persons in accordance with the Securities Laws.

         ss.1.3 Broker-Dealer represents that it is a broker-dealer duly registered under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the Securities Laws to offer the Variable Products in every state or other jurisdiction in which the Variable Products are available for sale, and Broker-Dealer agrees to maintain such status. Consistent with its designation as distributor of the Variable Products, as provided in Section 1.1 of this Agreement, Broker-Dealer acknowledges that it may be deemed to be an "underwriter" or a "principal underwriter" of the Variable Products, the Separate Accounts and the Trusts under the Securities Laws.

         ss.1.4. Broker-Dealer represents that it has entered into a networking agreement with AXA Network in accordance with the terms and conditions described in the letter ruling issued by the staff of the Securities and Exchange Commission to Howard &


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Howard (sub. nom. First of America Brokerage Services, Inc.) (avail. Sept. 28,
1995) or any successor letter ruling with respect to payment of commissions and other fees by an insurance company directly to an insurance agency instead of a registered broker-dealer. Broker-Dealer further represents that such agreement is in full force and effect and shall perform all its obligations thereunder during the term hereof.

         ss.1.5. Broker-Dealer's responsibilities hereunder are limited to compliance with the Securities Laws, it being understood and agreed that MONY Life and/or AXA Network shall have exclusive responsibility for compliance with the Insurance Laws. MONY Life shall be solely responsible for the payment of commissions or other fees in connection with the sale and/or servicing of Variable Products to AXA Network and AXA Network shall be solely responsible for the payment of commissions or other fees with respect to the sale and/or servicing of Variable Products to AXA Network Agents, respectively, in accordance with the applicable agreements between them. Broker-Dealer shall not pay any commissions or other fees to AXA Network or to AXA Network Agents or reimburse AXA Network or any AXA Network Agent for any expenses incurred by them in connection with the sale and/or servicing of Variable Products by them. Broker-Dealer shall have no right or interest in any commissions or other fees payable by MONY Life to AXA Network or by AXA Network to AXA Network Agents. Notwithstanding the foregoing, Broker-Dealer retains, to the extent required by the Securities Laws, the right to determine the rates of commission and other fees to be paid by MONY Life to AXA Network and by AXA Network to AXA Network Agents in connection with Variable Products.

         ss.1.6 MONY Life and Broker-Dealer shall each cause to be maintained and preserved such accounts, books and other documents in accordance with the Securities Laws. In particular, without limiting the foregoing, MONY Life and Broker-Dealer shall cause all the books and records in connection with the offer and sale of Variable Products to be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable to the Variable Products. The payment of premiums, purchase payments, commissions and


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other fees and payments in connection with the Variable Products shall be reflected on the books and records of Broker-Dealer to the extent required by the Securities Laws.

         ss.1.7 MONY Life and Broker-Dealer shall cause to be submitted to all regulators and administrative bodies now or hereafter having jurisdiction under the Securities Laws over the offering of the Variable Products any information, reports, or other material that any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

         ss.1.8 MONY Life and Broker-Dealer agree and understand that, to the extend required by the Securities Laws, all documents, reports, records, books, files and other materials relative to the offering of Variable Products shall be the property of Broker-Dealer. Notwithstanding the foregoing, such documents, reports, records, books, files and other materials shall be the joint property of MONY, Broker-Dealer and/or AXA Network to the extent required by the Insurance Laws or other applicable laws or regulations and such joint ownership is permitted by the Securities Laws. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of MONY Life and/or AXA Network, as they may agree between themselves. Upon the termination of this Agreement, all such material shall be returned to the applicable party.

         ss.1.9 MONY Life and Broker-Dealer shall cause each other to be furnished with such reports as each may reasonably request for the purpose of meeting their respective reporting and recordkeeping requirements under the Securities Laws, the Insurance Laws and any other applicable states or jurisdictions.


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                                   ARTICLE II.

                    Procedures for Sale of Variable Products

         ss.2.1 MONY Life represents that units of interest of the Separate Accounts are registered under the 1933 Act to the extent such registration is required, that the Separate Accounts are registered under the 1940 Act unless exempt from such registration, and that the Variable Products are qualified to be sold under the Securities Laws and the Insurance Laws. MONY Life further represent that it is a life insurance company duly organized under the laws of the State of New York and in good standing and authorized to conduct business under the laws of each state in which the Variable Products are offered and sold.

         ss.2.2 Broker-Dealer will require that the AXA Network Agents use only the effective prospectuses, statements of additional information ("SAIs") and other authorized materials in soliciting and selling the Variable Products. Broker-Dealer is not authorized to give any information or to make any representations concerning the Variable Products other than those contained in the current prospectus or SAI therefore filed with the Securities and Exchange Commission ("SEC") or in such materials as MONY Life may issue or approve.

         ss.2.3 Broker-Dealer shall review all applications for Variable Products obtained by AXA Network Agents to determine if the Variable Product being applied for is suitable for the applicant pursuant to the Securities Laws, but all applications for Variable Products shall be subject to acceptance or rejection by MONY Life at its discretion.

         ss.2.4 MONY Life shall be responsible for payment of the costs of printing the prospectuses, SAIs and sales material used in connection with the solicitation of applications for Variable Products and shall provide to Broker-Dealer copies of such prospectuses, SAIs and sales material in such amounts as Broker-Dealer shall reasonably request. MONY Life shall make available to Broker-Dealer copies of all financial statements and other documents that Broker-Dealer shall reasonably for use in connection with the distribution of the Variable Products.


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         ss.2.5 Notwithstanding anything in this Agreement to the contrary,
Broker-Dealer and AXA Network may, subject to the prior approval of MONY Life, enter into agreements with independent broker-dealers to supervise and oversee the sale of Variable Products under the Securities Laws by independent general agents which AXA Network has authorized to sell and service such Variable Products. All such agreements shall obligate the independent broker-dealer to assume full responsibility for continued compliance by itself and its associated persons with the Securities Laws.

         ss.2.6 The obligations of Broker-Dealer to supervise AXA Network and AXA Network Agents shall be limited to the extent specifically described herein or required under the Securities Laws. AXA Network Agents shall not be considered employees of Broker-Dealer (unless Broker-Dealer elects to employ them) and shall be considered agents of Broker-Dealer only as and to the extent required by the Securities Laws.

         ss.2.7 Consistent with the responsibility of Broker-Dealer to discharge all compliance and supervisory obligations relating to the offering of Variable Products as provided in this Agreement and consistent with the authority given to Broker-Dealer hereunder, MONY Life shall retain the ultimate right of control over, and responsibility for, the issuance, servicing and marketing of their respective Variable Products. In that connection, MONY Life shall review and approve all advertising concerning the Variable Products; however, Broker-Dealer shall be responsible for filing such materials, as required, with the NASD and with securities regulators and for obtaining such approvals as may be necessary.

         ss.2.8 Neither Broker-Dealer nor any registered representative of Broker-Dealer, including any AXA Network Agent, nor any independent broker-dealer shall have an interest in any premiums or other sums due and payable to MONY Life pursuant to a Variable Product sums nor shall any registered representative of Broker-Dealer, including any AXA Network Agent, nor any independent broker-dealer have an interest in any fees or other sums due and payable to Broker-Dealer pursuant to this Agreement.


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                                   ARTICLE III
                                  Compensation

         ss.3.1 As full compensation hereunder, MONY Life shall reimburse to Broker-Dealer, no less frequently than quarterly, the actual costs (direct and indirect) and expenses incurred by Broker-Dealers in performing its services under this Agreement.

         ss.3.2 In determining the basis for apportioning the costs and expenses incurred by Broker-Dealer between providing services hereunder and its other activities, specific identification or estimates based on time, square footage or any other mutually agreeable method providing for a fair and reasonable allocation of costs and expenses may be used provided such method is in conformity with generally accepted accounting principles and with the requirements of Section 1505(a) of the New York Insurance Law and New York Insurance Department Regulation No. 33.

         ss.3.3 Within 45 days after the end of each calendar quarter, and more often if desired, Broker-Dealer shall submit to MONY Life a statement of apportioned expenses showing the basis for the apportionment of each item. Settlement, which shall be on a cost basis, shall be made within 45 days thereafter. The statement of apportioned expenses shall set forth in reasonable detail the nature of the costs and expenses being apportioned and other relevant information to support the charges.

                                   ARTICLE IV.
                                Term of Agreement

         ss.4.1 The term of this Agreement shall commence as of the date first set forth above.

         ss.4.2 This Agreement may be terminated by any party hereto on default or, absent default, on not less than sixty (60) days' prior written notice to the other party or by an agreement in writing signed by both parties, specifying the effective date of termination, provided that any electronic data processing services provided pursuant to this Agreement shall not be terminated by either party until one hundred and eighty (180)


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days or more advance written notice of termination. Subject to the terms
(including any limitations and restrictions) of any applicable software licensing agreement then in effect between Broker-Dealer and any licensor, Broker-Dealer shall, upon termination of this Agreement, grant to MONY Life a perpetual license, without payment of any fee, in any electronic data processing software developed or used by Broker-Dealer in connection with the services provided to Broker-Dealer hereunder, if such software is not commercially available and is necessary, in MONY Life's reasonable judgment, for MONY Life to perform subsequent to termination the functions provided by Broker-Dealer hereunder.

         ss.4.3 Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder for services provided prior to the date of termination.

                                    ARTICLE V

                                  Audit Rights

         ss.5.1 MONY Life and Broker-Dealer shall each maintain books, accounts and records as to all transactions between them under this Agreement so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement. The companies shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the companies and persons authorized by it or any governmental agency having jurisdiction over either or both of the companies during all reasonable business hours.

         ss.5.2 MONY Life, Broker-Dealer and any governmental agency having jurisdiction over either or both of the companies, at the companies' expense, shall each have the right to conduct an audit of the other's books, records and accounts with respect to services provided hereunder, giving reasonable notice of its intent to conduct such an


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audit. In the event of such an audit, each shall give to the other reasonable cooperation and access to all books, records and accounts necessary to the audit.

         ss.5.3 MONY Life and Broker-Dealer shall be and remain sole owner of their respective records, including but not limited to business and corporate records, regardless of the use or possession by either of the other's records. MONY Life and Broker-Dealer shall each individually maintain separate books, accounts and records in respect to the services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the services provided hereunder. All records shall be maintained in accordance with applicable law and regulation, including but not limited to, New York Insurance Department Regulation No. 152.

                                   ARTICLE VI

                                 Indemnification

         ss.6.1 (a) MONY Life agrees to indemnify and hold harmless Broker-Dealer and its officers, directors, employees, agents and representatives against any losses, claims, damages or liabilities, joint or several, to which Broker-Dealer or its affiliates or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in

                  (i) any registration statement relating the Variable Products or any interests offered under the Variable Products, or any amendment thereof,

                  (ii) any document executed by MONY Life specifically for the purpose of qualifying the Variable Products for sale under the Securities Laws, or

                  (iii) any sales materials approved by MONY Life for use and/or distribution by Broker-Dealer.


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                  (b) MONY Life will reimburse Broker-Dealer and each such
officer, director, employee, agent and/or representative for any legal or other expenses reasonably incurred by Broker-Dealer or such officer, director, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MONY Life will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to MONY Life by or on behalf of Broker-Dealer specifically for use in the preparation of any such registration statement, qualification document, amendment or sales materials.

                  (c) MONY Life will reimburse Broker-Dealer and any director, officer, employee, agent, representative or controlling person thereof for any legal or other expenses reasonably incurred by Broker-Dealer or any director, officer, employee, agent and/or representative or controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (d) The foregoing indemnifications will be in addition to any liability which MONY Life may otherwise have.

         ss.6.2 (a) Broker-Dealer agrees to indemnify and hold harmless MONY Life and its directors, officers, employees, agents, representatives from and against any claims, damages or liabilities to which MONY Life and any such director, officer, employee, agent or representative may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in (1) any registration statement relating to a Variable Product or any interest offered under the Variable Product or any amendment thereof, or (2) any qualification document relating to the Product or interest


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offered under the Variable Product or any amendment thereof, in each case to the extent, or (3) any sales materials approved for use and or distribution by MONY Life, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including without limitation, negative responses to inquiries) furnished to MONY Life by Broker-Dealer specifically for use in the preparation of such registration statement, qualification document or amendment, sales materials; or

                  (ii) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Variable Products by Broker-Dealer or otherwise attributable to a failure by Broker-Dealer to discharge properly its responsibilities under this Agreement; and

                  (iii) Claims by AXA Network, AXA Network Agents and other persons for the payment of commissions, service fees, expense allowances or other compensation or sums for soliciting applications for and/or servicing the Variable Products arising by reason of authorization granted Broker-Dealer hereunder.

                  (b) Broker-Dealer will reimburse MONY Life and any director, officer, employee, agent, representative thereof for any legal or other expenses reasonably incurred by MONY Life or such director, officer, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) The foregoing indemnifications will be in addition to any liability which Broker-Dealer may otherwise have.

         ss.6.3 Promptly after receipt by a party entitled to indemnification ("Indemnified Party") under this Article VI of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability under this Article VI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the


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failure to give such notice. In case any such action is brought against any
Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with separate counsel satisfactory to the Indemnified Party. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such Indemnifying Party.

         ss.6.4 The indemnity agreements contained in this Article VI shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of Broker-Dealer or any officer or director thereof or by or on behalf of MONY Life or any officer or director thereof; (b) delivery of any Variable Products and payments therefor; and (c) the termination of this Agreement.

                                   ARTICLE VII

                      Complaints and Regulatory Proceedings

         ss.7.1 MONY Life and Broker-Dealer will cooperate fully in any insurance or securities regulatory investigation, proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Variable Products pursuant hereto.

         ss.7.2 Without limiting the generality of Section 7.1, MONY Life and Broker-Dealer agree that:

                  (a) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either of them or any agent or representative thereof which may affect MONY Life, Broker-Dealer and/or the solicitation and/or servicing of the Variable Products.


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                  (b) Each will promptly notify the other of any customer
complaint or notice of any regulatory investigation or proceeding received by it or any of its affiliates with respect to any Variable Product or the sale thereof.

                  (c) In the case of a substantive customer complaint, MONY Life and Broker-Dealer will cooperate in investigating such complaint and any response to such complaint which either of them has prepared will be sent to the other for approval not less than five (5) business days prior to its transmittal to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.

                                  ARTICLE VIII
                                  Miscellaneous

         ss.8.1 Should an irreconcilable difference of opinion between MONY Life and Broker-Dealer as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be by three arbitrators in accordance with the rules of the American Arbitration Association, such arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York. Each party shall bear its own expense in connection with the arbitration, and the fees and expenses of the arbitrators and any other expenses of the arbitration shall be shared equally by the parties.

         ss.8.2 Subject to Section 8.2 above, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         ss.8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.


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         ss.8.4 This Agreement constitutes the entire agreement between the parties hereto with respect to the services described herein and may not be modified except in a written instrument executed by all parties hereto.

         ss.8.5 This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and terms hereof shall be interpreted and construed in accordance therewith.

         ss.8.6 This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, except as otherwise specifically provided herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized, as of the day and year first above written.

                                             MONY LIFE INSURANCE COMPANY

                                             By:
                                                --------------------------------
                                                   Stanley B. Tulin
                                                   Vice Chairman and
                                                   Chief Financial Officer

                                             AXA ADVISORS, LLC

                                             By:
                                                --------------------------------
                                                   Edward H. Dane
                                                   President